Exhibit T3A144

                                                              FILED
                                                              June 23 1998
                                                              Lonna B. Hooks
                                                              Secretary of State
L-100 NJSA 42 (2/94)

                         New Jersey Department of State
                        Division of Commercial Recording
               Certificate of Formation, Limited Liability Company


This form may be used to record the formation of a Limited Liability Company under and by virtue of New Jersey State Law. Applicants must insure strict compliance with NJSA 42, the New Jersey Limited Liability Company Act, and insure that all applicable filing requirements are met. Applicants are advised to seek out private legal assistance before submitting filings to the Secretary's office.



1.       Name of Limited Liability Company: Ogden Martin Operations of Union LLC

2. The purpose for which this Limited Liability Company is organized is: it will be the operating company for our union facility.

3.       Date of formation: Upon filing

4. Registered Agent Name & Address (must be in NJ): Corporation Service Company 830 Bear Tavern Road
         West Trenton, New Jersey 08628

5.       Dissolution date: Perpetual

6. Other provisions (list below or attach to certificate): n/a



The undersigned represent(s) that this Limited Liability Company has two or more members, and that this filing complies with requirements detailed in NJSA 42. The undersigned hereby represent(s) that they are authorized to sign this certificate on behalf of the Limited Liability Company.


Signature:  /s/ Patricia Collins                                 Date:   6/22/98
            Patricia M. Collins

                  AMENDED AND RESTATED CERTIFICATE OF FORM4TION

                      OGDEN MARTIN OPERATIONS OF UNION LLC

                  Ogden Martin Operations of Union L.L.C, a New Jersey limited liability company (the "Company"), desires to amend and restate its Certificate of Formation currently in effect and as hereinafter amended. This Amended and Restated Certificate of Formation shall be effective upon its filing with the New Jersey Secretary of State.

1.       Name of Limited Liability Company: Ogden Martin Operations of Union LLC

2. The purpose for which the Company is organized is: to operate, maintain, repair and provide any other services in connection with the operation of the waste-to-energy facility located at 1499 Route I North, City of Rahway, County of Union, New Jersey, pursuant to an Operating end Maintenance Agreement between the Company and Ogden Martin Systems of Union, Inc., and any amendment or supplement thereto, and to enter into any lawful transaction and engage in any lawful activity in furtherance of this purpose.

3.       Date of formation: June 23, 1998.

4.       Registered Agent Name and Address of Registered Office:

         Corporation Service Company
         830 Bear Tavern Road
         West Trenton, NJ 08628

5.       Dissolution Date:  Perpetual.

6. Board of Managers: A Board of Managers shall have full authority over the management and direction of the business and operations of the Company,

                  The undersigned represents that the Company has two or more members, and that this filing compiles with requirements detailed In NJSA 42. The undersigned, being an officer of the Company, hereby represents that this Amended and Restated Certificate of Formation has been duly authorized by the Board of Managers of the Company and that they are authorized to sign this Amended and Restated Certificate of Formation on behalf of the Company.



                             /s/ Patricia M. Collins
                                            Patricia M. Collins
                                            Assistant Secretary

Date:  July 14, 1998

L-102 NJSA 42 (2/94)

                      New Jersey Department of the Treasury
                               Division of Revenue
               Certificate of Amendment, Limited Liability Company


This form may be used to amend a Certificate of Formation of a Limited Liability Company on file with the Department of the Treasury. Applicants must insure strict compliance with NJSA 42, the New Jersey Limited Liability Act, and insure that all applicable filing requirements are met.

1. Name of Limited Liability Company; Ogden Martin Operations of Union, LLC

2. Identification Number:

3. New LLC Name (if applicable): Covanta Operations of Union, LLC

4. Effective Date: Upon filing

5. The Certificate of Formation is amended as follows (provide attachments if needed):






The undersigned represent(s) that this filing complies with State law as detailed in NJSA 42 and that they are authorized to sign this form behalf of the Limited Liability Company.

Name

Date     3/1/01

                               STATE OF NEW JERSEY

                             DEPARTMENT OF TREASURY

                      FILING CERTIFICATION (CERTIFIED COPY)



                        COVANTA OPERATIONS OF UNION, LLC


         I, the Treasurer of the State of New Jersey, do hereby certify, that the above named business did file and record in this department the below listed document(s) and that the foregoing is a true copy of the Certificate Of Formation Name Change Amended And Restated Certificate Of Formation as the same is taken from and compared with the original(s) filed in this office on the date set forth on each instrument and now remaining on file and of record in my office.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this 25th day of February, 2004




                           /s/ John E McCormac
                           John E McCormac, CPA
                           State Treasurer